                                                                      EXHIBIT 5




                                  LAW OFFICES
                        ARRINGTON KIHLE GABERINO & DUNN

 John L. Arrington, Jr.                   A Professional Corporation                          Thomas J. Kirby
 Barry K. Beasley                              1000 ONEOK Plaza                        Sheppard F. Miers, Jr.
 Rebecca Brett                               100 West Fifth Street                        Jennifer E. Mustain
 Stuart D. Campbell                       Tulsa, Oklahoma 74103-4219                        Michael V. Snyder
 Patrick W. Cipolla                                   --                                        John M. Sharp
 C. Burnett Dunn                                (918) 585-8141                              Sidney K. Swinson
 John A. Gaberino, Jr.                                --                                            --
 Vivian C. Hale                            Telecopier (918) 588-7873                     Oklahoma City Office
 Larry D. Henry                                                                       2212 NW 50th, Suite 163
 Robert A. Huffman, Jr.                                                              Oklahoma City, OK  73112
 J. Clarke Kendall II                                                                          (405) 840-4408
 Donald A. Kihle                                                                    Telecopier (405) 843-9090


                                 June 20, 1996





ONEOK Inc.
100 West Fifth Street
Tulsa, Oklahoma 74103

                                        Re:      S-8 Registration Statement
                                                  Under the Securities Act of
                                                  1933, Relating to the Shares
                                                  of Common Stock of ONEOK Inc.
                                                  in Relation to the Thrift
                                                  Plan and Interests of the
                                                  Participants in the Thrift
                                                  Plan

Gentlemen:

         We understand that ONEOK Inc., a Delaware corporation (hereinafter referred to as the "Company"), will file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a Form S-8 Registration Statement relating to the registration of Plan interests, and registration of shares of the Company's Common Stock with respect to the Thrift Plan for Employees of ONEOK Inc. and Subsidiaries (the "Plan").

         We have examined (a) the above-mentioned Registration Statement which will be filed with the Securities and Exchange Commission; (b) the Third Restated Certificate of Incorporation and Bylaws of the Company, as amended;
(c) the Thrift Plan for Employees of ONEOK Inc. and Subsidiaries and the corporate actions taken by the Board of Directors in connection with the Registration Statement and related matters; and (d) such other corporate records, certificates of public officials and officers of the Company and other documents as we have considered relevant to the matters covered by this opinion.

         In connection with the foregoing, as counsel for the Company, we wish to advise you as follows:
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ONEOK Inc.
June 20, 1996
Page 2


         1. The Company is a corporation validly organized and existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of Oklahoma.

         2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

         3. Assuming the Shares are being issued in compliance with the terms and conditions of the Plan, when the certificates for the Shares have been executed by the proper officer of the Company, countersigned by the Transfer Agent and registered by the Registrar thereof, the certificates for such Shares will represent, and the Shares will constitute, duly authorized, legally issued, fully paid, non-assessable, valid and legal shares of the Common Stock of the Company.

         4. When an employee of the Company becomes a participant in the Plan, such employee is thereby entitled to an interest in the Plan according to the provisions of the Plan and the elections made by the participant from time to time. Such interests in the Plan, when created in accordance with the provisions of the Plan, will constitute legally issued, fully paid and non-assessable interests except as may be set forth in the Plan.

         The statements of law and legal conclusions made in the documents constituting the prospectus furnished in connection with the Registration Statement pertaining to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), have been reviewed by us and are correct. Where appropriate, the Plan described in the documents constituting the prospectus has been amended to comply with ERISA, and in such manner that such Plan, as necessary, may be qualified under the provisions of the Internal Revenue Code of 1986, as amended ("Code"). The Plan has been qualified under the Code. A copy of the favorable determination letter from the Internal Revenue Service ("IRS") dated June 7, 1993, concerning the Plan has been considered. Since that determination, amendments to that Plan have been made to restate the Plan to conform to the requirements of ERISA and to the extent required by the provisions of the Code and applicable regulations of the IRS affecting its qualification. Subject only to the foregoing, it is our opinion that the written documents comprising the Plan comply with ERISA and the Code.

         We hereby consent to:

         1. Being named in the Form S-8 Registration Statement and documents constituting the prospectus which is being furnished, and in any amendments thereto, as counsel for the Company, passing on legal matters in connection with the issuance of the Common Stock to the Trustee under the Plan;

ONEOK Inc.
June 20, 1996
Page 3

         2. The making in the Form S-8 Registration Statement and documents constituting the prospectus, and in any amendments thereto, of the statements now appearing therein under the caption "interests of Named Experts and Counsel," insofar as they are applicable to us; and

         3. The filing of this opinion as an exhibit to the above-mentioned Form S-8 Registration Statement.

                                         Very truly yours,

                                         ARRINGTON KIHLE GABERINO & DUNN, INC.



                                         By         /s/ DONALD A. KIHLE
                                           -------------------------------------
                                                  Donald A. Kihle, President